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                               ADVISORY AGREEMENT

     AGREEMENT made as of the 15 day of March, 1996 between BZW
Barclays Global Fund Advisors, a corporation organized under the laws of the State of California (the "Adviser"), and Foreign Fund, Inc., a Maryland corporation (the "Company").

     WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company proposes to engage in the business of an open-end management investment company and is registered as such under the 1940 Act; and

     WHEREAS, the Company is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Company intends initially to offer shares representing interests in each of the separate portfolios identified on Schedule A hereto (each, an "Initial Fund" and collectively, the "Initial Funds"); and

     WHEREAS, the Company desires to appoint the Adviser to serve as the investment adviser with respect to each of the Initial Funds; and

     WHEREAS, the Company may, from time to time, offer shares representing interests in one or more additional portfolios (each, an "Additional Fund" and collectively, the "Additional Funds"); and

     WHEREAS, the Company may desire to appoint the Adviser as the investment adviser with respect to one or more of the "Additional Funds" (each such Additional Fund and Initial Fund being referred to herein individually as a "Fund" and collectively as the "Funds");

     NOW THEREFORE, the parties hereto hereby agree as follows:


1.   APPOINTMENT OF ADVISER

     a. INITIAL FUNDS. The Company hereby appoints the Adviser to act as investment adviser for the Initial Funds for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     b. ADDITIONAL FUNDS. In the event the Company desires to retain the Adviser to render investment advisory services hereunder with respect to any Additional Fund, it shall so notify the Adviser in writing, indicating the
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     advisory fee to be payable with respect to the Additional Fund.  If the
     Adviser is willing to render such services for such fee and on the terms provided for herein, it shall so notify the Company in writing, whereupon such Additional Fund shall become a Fund hereunder.

2.   DUTIES OF THE ADVISER

     The Adviser, at its own expense (subject to the overall supervision and review of the Board of Directors of the Company), shall (i) furnish continuously an investment program for each Fund in compliance with that Fund's investment objective and policies, as set forth in the then current prospectus and statement of additional information for such Fund contained in the Company's Registration Statement on Form N-1A, as such prospectus and statement of additional information is amended or supplemented from time to time, (ii) determine what investments shall be purchased, held, sold or exchanged for each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, (iii) make changes on behalf of the Company in the investments for each Fund and (iv) provide the Company with records concerning the Adviser's activities that the Company is required to maintain and render reports to the Company's officers and Board of Directors concerning the Adviser's discharge of the foregoing responsibilities. The Adviser shall furnish to the Company all office facilities, equipment, services and executive and administrative personnel necessary for managing the investment program of the Company for each Fund.

3.   ALLOCATION OF EXPENSES

     Except for expenses incurred by the Adviser in providing the services set forth in Paragraph 2 above, the Company assumes and shall pay all expenses for all other Company operations and activities. The expenses to be borne by the Company shall include, without limitation:

     (1) all expenses of organizing the Company or forming any series thereof;

     (2) all expenses (including information, materials and services other than services of the Adviser) of preparing, printing and mailing all annual, semiannual and periodic reports, proxy materials and other communications (including registration statements, prospectuses and amendments and revisions thereto) furnished to existing shareholders of the Company and/or regulatory authorities;

     (3) fees involved in registering and maintaining registration of the Company and its shares with the Securities and Exchange
          Commission and state regulatory authorities;

     (4) any other registration, filing or other fees in connection with requirements of regulatory authorities;

     (5) expenses, including the cost of printing of certificates relating to the issuance of shares of the Company;

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     (6)  to the extent not paid by the Company's distributor, the expenses of maintaining a shareholder account and furnishing, or causing to be furnished, to each shareholder a statement of account, including the expense of mailing such statements;

     (7)  taxes and similar fees payable by the Company;

     (8)  expenses related to the redemption of its shares;

     (9) all issue and transfer taxes, brokers' commissions and other costs chargeable to the Company in connection with securities transactions to which the Company is a party, including any portion of such commissions attributable to research and brokerage services as defined by Section 28(e) of the Securities Exchange Act of 1934, as amended from time to time (the "1934 Act");

     (10) the charges and expenses of the custodian appointed by the Company, or any depository utilized by such custodian, for the safekeeping of its property;

     (11) the charges and expenses of any lending agent appointed by the Company and all borrowers' rebates and similar fees payable by the Company in connection with any loan transaction;

     (12) charges and expenses of any administrator and/or accounting and recordkeeping agent appointed by the Company;

     (13) charges and expenses of any shareholder servicing agent, transfer agent and registrar appointed by the Company, including costs of servicing shareholder investment accounts;

     (14) charges and expenses of independent accountants retained by the Company;

     (15) legal fees and expenses in connection with the affairs of the Company, including legal fees and expenses in connection with registering and qualifying its shares with federal and state regulatory authorities;

     (16) compensation and expenses of Directors of the Company who are not "affiliated persons" (as defined in the 1940 Act) of the Adviser;

     (17) expenses of shareholders' and Directors' meetings;

     (18) membership dues in, and assessments of, the Investment Company Institute or similar organizations;

     (19) insurance premiums on fidelity, errors and omissions and other coverages;

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     (20) expenses incurred in connection with any distribution plan adopted by the Company in compliance with Rule 12b-1 of the 1940 Act; and

     (21) such other non-recurring expenses of the Company as may arise, including expenses of actions, suits, or proceedings to which the Company is a party and the legal obligation which the Company may have to indemnify its Directors or shareholders with respect thereto.

4.   ADVISORY FEE

     For the services to be provided by the Adviser hereunder with respect to each Fund, the Company shall pay to the Adviser an annual gross investment advisory fee equal to the amount set forth on Schedule A attached hereto. Schedule A shall be amended from time to time to reflect the addition and/or termination of any Fund as a Fund hereunder and to reflect any change in the advisory fees payable with respect to any Fund duly approved in accordance with Section 7(b) hereunder. All fees payable hereunder shall be accrued daily and paid as soon as practical after the last day of each calendar quarter.

     In the case of commencement or termination of this Agreement with respect to any Fund during any calendar quarter, the fee with respect to such Fund for that quarter shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed upon the average daily net assets of such Fund for the days during which it is in effect.

5.   PORTFOLIO TRANSACTIONS

     In connection with the management of the investment and reinvestment of the assets of the Company, the Adviser, acting by its own officers, directors or employees, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Company. In executing portfolio transactions and selecting brokers or dealers, if any, the Adviser will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the 1934
     Act) provided to any Fund of the Company. The Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. The Company acknowledges that any such research may be useful to the Adviser in connection with other accounts managed by it.

6.   LIABILITY OF ADVISER

     a. Neither the Adviser nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Company or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

     b. The Company, on behalf of each Fund, hereby agrees to indemnify and hold harmless the Adviser, its directors, officers and employees and each person, if any, who controls the Adviser (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to a Fund, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended (the 1933 Act ), the 1934 Act, the Investment Advisers Act of 1940, as amended, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (x) the Registration Statement or the prospectus, (y) any advertisement or sales literature authorized by the Company for use in the offer and sale of shares of the Fund, or
          (z) any application or other document filed in connection with the qualification of the Company or shares of the Fund under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission (1) in a document prepared by the Adviser, or (2) made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser pertaining to or originating with the Adviser for use in connection with any document referred to in clauses (x), (y) or (z), or (ii) subject in each case to clause (i) above, the Adviser acting as investment adviser to the Company with respect to the Fund;

     c. It is understood, however, that nothing in this paragraph 6 shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Company or its shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement or otherwise to an extent or in a manner inconsistent with Section 17(i) of the 1940 Act.

7.   DURATION AND TERMINATION OF THIS AGREEMENT

     a. DURATION. This Agreement shall become effective with respect to each Initial Fund on the date hereof and, with respect to any Additional Fund, on the date specified in the written notice received by the Company from the Adviser in accordance with paragraph 1(b) hereof that the Adviser is willing to serve as Adviser with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to each Initial Fund and, with respect to each Additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to such Fund is approved at least annually (i) by either the Directors of the Company or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, and (ii), in either event, by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     b. AMENDMENT. Any amendment to this Agreement shall become effective with respect to a Fund upon approval of the Adviser and of a majority of directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval and a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund.

     c. TERMINATION. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Directors or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case on sixty (60) days' prior written notice to the other party; provided, that a shorter notice period shall be permitted for a Fund in the event its shares are no longer listed on a national securities exchange.

     d. AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate in the event of its "assignment" (as defined in the 1940 Act).

     e. APPROVAL, AMENDMENT OR TERMINATION BY A FUND. Any approval, amendment or termination of this Agreement by the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Company, unless such action shall be required by any applicable law or otherwise.

8.   SERVICES NOT EXCLUSIVE

     The services of the Adviser to the Company hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

9.   MISCELLANEOUS

     a. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

     b. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

     c. APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of New York.

     d. EXECUTION BY COUNTERPART. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


                                        FOREIGN FUND, INC.


                                        By: /s/ Nathan Most
                                           --------------------------------
                                           Name: Nathan Most
                                           Title: President



                                        BZW BARCLAYS GLOBAL FUND ADVISORS


                                        By:  /s/ Vincent J. Bencivenga
                                           --------------------------------
                                           Name: Vincent J. Bencivenga
                                           Title: Chief Fiduciary,
                                                  Compliance Officer


                                        By: /s/ Andrew Zulberti
                                           --------------------------------
                                           Name: Andrew Zulberti
                                           Title: Chief Financial Officer


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                                   SCHEDULE A




ADVISORY FEE FOR THE INITIAL FUNDS:

 .27% per annum of the aggregate net assets of the Initial Funds less than or equal to $1.7 billion, plus .15% per annum of the aggregate net assets of the Initial Funds between $1.7 billion and $7 billion, plus .12% per annum of the aggregate net assets of the Initial Funds between $7 billion and $10 billion plus .08% per annum of the aggregate net assets of the Initial Funds in excess of $10 billion.


INITIAL FUNDS:

Australia Index Series
Austria Index Series
Belgium Index Series
Canada Index Series
France Index Series
Germany Index Series
Hong Kong Index Series
Italy Index Series
Japan Index Series
Malaysia Index Series
Mexico (Free) Index Series
Netherlands Index Series
Singapore (Free) Index Series
Spain Index Series
Sweden Index Series
Switzerland Index Series
United Kingdom Index Series


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